POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Andrew A. Gerber,
David L. Klatsky and Craig S. McKasson, signing singly, as
the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to  execute for and on behalf of the undersigned, in the undersigned's
capacity as a director, officer, and/or 10% shareholder of
Premier, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any stock exchange on which the
Company's stock is listed, granting unto each such attorney-in-
fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done under said
Section 16(a), as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges that the foregoing attorneys-in-
fact, in serving in such capacity at the request of the
undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and
transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 1st day of August, 2016.

/s/ William B. Downey
Name: William B. Downey